FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Third Quarter 2024 Financial Results

HANOVER, Md. - September 4, 2024 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal third quarter ended July 27, 2024.

•Q3 Revenue: $942.3 million

•Q3 Net Income per Share: $0.10 GAAP; $0.35 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 0.6 million shares of common stock for an aggregate price of $29.0 million during the quarter

"We delivered strong results for the fiscal third quarter that reflect growing momentum with cloud providers and continued gradual recovery with service providers," said Gary Smith, president and CEO, Ciena. "With leading innovation that is well-aligned with our customers' focus on building cloud and AI-capable infrastructures, we are well-positioned to continue to gain share and deliver profitable growth.”

For the fiscal third quarter 2024, Ciena reported revenue of $942.3 million as compared to $1.07 billion for the fiscal third quarter 2023.

Ciena's GAAP net income for the fiscal third quarter 2024 was $14.2 million, or $0.10 per diluted common share, which compares to a GAAP net income of $29.7 million, or $0.20 per diluted common share, for the fiscal third quarter 2023.

Ciena's adjusted (non-GAAP) net income for the fiscal third quarter 2024 was $50.8 million, or $0.35 per diluted common share, which compares to an adjusted (non-GAAP) net income of $89.1 million, or $0.59 per diluted common share, for the fiscal third quarter 2023.

Fiscal Third Quarter 2024 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)
	Q3	Q3	Period Change
	FY 2024	FY 2023	Y-T-Y*
Revenue	$942.3	$1,067.9	(11.8)%
Gross margin	42.9%	42.0%	0.9%
Operating expense	$377.2	$370.7	1.7%
Operating margin	2.9%	7.3%	(4.4)%

	Non-GAAP Results (unaudited)
	Q3	Q3	Period Change
	FY 2024	FY 2023	Y-T-Y*
Revenue	$942.3	$1,067.9	(11.8)%
Adj. gross margin	43.7%	42.7%	1.0%
Adj. operating expense	$336.0	$327.9	2.5%
Adj. operating margin	8.0%	12.0%	(4.0)%
Adj. EBITDA	$98.5	$151.3	(34.9)%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Q3 FY 2024		Q3 FY 2023
	Revenue	%**	Revenue	%**
Networking Platforms
Optical Networking	$606.8	64.4	$719.0	67.3
Routing and Switching	92.7	9.8	127.6	11.9
Total Networking Platforms	699.5	74.2	846.6	79.2

Platform Software and Services	83.2	8.9	78.9	7.4

Blue Planet Automation Software and Services	25.8	2.7	13.1	1.3

Global Services
Maintenance Support and Training	74.4	7.9	72.9	6.8
Installation and Deployment	46.5	4.9	46.8	4.4
Consulting and Network Design	12.9	1.4	9.6	0.9
Total Global Services	133.8	14.2	129.3	12.1

Total	$942.3	100.0	$1,067.9	100.0
** Denotes % of total revenue

Additional Performance Metrics for Fiscal Third Quarter 2024

	Revenue by Geographic Region (unaudited)
	Q3 FY 2024		Q3 FY 2023
	Revenue	% **	Revenue	% **
Americas	$718.6	76.3	$749.5	70.2
Europe, Middle East and Africa	135.0	14.3	152.8	14.3
Asia Pacific	88.7	9.4	165.6	15.5
Total	$942.3	100.0	$1,067.9	100.0

** Denotes % of total revenue
•Two 10%-plus customers represented a total 26.6% of revenue
•Cash and investments totaled $1.2 billion
•Cash flow used in operations totaled $159.4 million
•Average days' sales outstanding (DSOs) were 100

•Accounts receivable, net balance was $899.9 million
•Unbilled contract asset, net balance was $142.8 million
•Inventories totaled $937.4 million, including:
◦Raw materials: $612.7 million
◦Work in process: $44.4 million
◦Finished goods: $314.0 million
◦Deferred cost of sales: $36.0 million
◦Reserve for excess and obsolescence: $(69.7) million
•Product inventory turns were 1.8
•Headcount totaled 8,781

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Third Quarter 2024 Results
Today, Wednesday, September 4, 2024, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal third quarter 2024 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We delivered strong results for the fiscal third quarter that reflect growing momentum with cloud providers and continued gradual recovery with service providers. With leading innovation that is well-aligned with our customers' focus on building cloud and AI-capable infrastructures, we are well-positioned to continue to gain share and deliver profitable growth.”

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers, their spending and their businesses and markets; our ability to execute our business and growth strategies; the impact of macroeconomic conditions and global supply chain constraints or disruptions including increased supply costs and lead times; the impact of the introduction of new technologies by us or our competitors; seasonality and the timing and size of customer orders, their delivery dates and our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical tensions or events, including but not limited to the ongoing conflicts between Ukraine and Russia, and Israel and Hamas, and public health emergencies or epidemics, including the COVID-19 pandemic; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; cyberattacks, data breaches or other security incidents involving our enterprise network environment or our products; regulatory changes, litigation involving our intellectual property or government investigations; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K filed with the SEC on December 15, 2023 and included in its Quarterly Report on Form 10-Q for the third quarter of fiscal 2024 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a global leader in networking systems, services, and software. We build the most adaptive networks in the industry, enabling customers to anticipate and meet ever-increasing digital demands. For three-plus decades, Ciena has brought our humanity to our relentless pursuit of innovation. Prioritizing collaborative relationships with our customers, partners, and communities, we create flexible, open, and sustainable networks that better serve all users—today and into the future. For updates on Ciena, follow us on LinkedIn, X, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	July 27,	July 29,	July 27,	July 29,
	2024	2023	2024	2023
Revenue:
Products	$729,503	$865,197	$2,266,596	$2,678,242
Services	212,805	202,689	624,247	578,820
Total revenue	942,308	1,067,886	2,890,843	3,257,062
Cost of goods sold:
Products	433,533	516,900	1,315,737	1,559,120
Services	104,830	102,045	315,538	305,372
Total cost of goods sold	538,363	618,945	1,631,275	1,864,492
Gross profit	403,945	448,941	1,259,568	1,392,570
Operating expenses:
Research and development	188,888	189,392	571,537	561,115
Selling and marketing	121,520	118,266	373,749	367,156
General and administrative	58,248	49,349	162,504	151,184
Significant asset impairments and restructuring costs	1,361	4,174	21,987	16,625
Amortization of intangible assets	7,185	9,487	22,384	26,773
Acquisition and integration costs	—	59	—	3,474
Total operating expenses	377,202	370,727	1,152,161	1,126,327
Income from operations	26,743	78,214	107,407	266,243
Interest and other income, net	14,013	10,187	36,460	50,711
Interest expense	(24,401)	(24,060)	(72,038)	(63,819)
Income before income taxes	16,355	64,341	71,829	253,135
Provision for income taxes	2,125	34,608	24,901	89,507
Net income	$14,230	$29,733	$46,928	$163,628

Net Income per Common Share
Basic net income per common share	$0.10	$0.20	$0.32	$1.09
Diluted net income per potential common share	$0.10	$0.20	$0.32	$1.09

Weighted average basic common shares outstanding	144,394	149,690	144,876	149,472
Weighted average dilutive potential common shares outstanding [1]	145,361	149,977	145,795	149,867

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 1.0 million and 0.9 million for the third quarter and first nine months of fiscal 2024, respectively, and (ii) 0.3 million and 0.4 million for the third quarter and first nine months of fiscal 2023, respectively.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	July 27, 2024	October 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$883,365	$1,010,618
Short-term investments	217,810	104,753
Accounts receivable, net	899,877	1,003,876
Inventories, net	937,399	1,050,838
Prepaid expenses and other	600,008	405,694
Total current assets	3,538,459	3,575,779
Long-term investments	111,833	134,278
Equipment, building, furniture and fixtures, net	299,161	280,147
Operating lease right-of-use assets	28,717	35,140
Goodwill	444,791	444,765
Other intangible assets, net	174,974	205,627
Deferred tax asset, net	831,682	809,306
Other long-term assets	145,513	116,453
Total assets	$5,575,130	$5,601,495
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$316,599	$317,828
Accrued liabilities and other short-term obligations	347,238	431,419
Deferred revenue	179,457	154,419
Operating lease liabilities	15,565	16,655
Current portion of long-term debt	11,700	11,700
Total current liabilities	870,559	932,021
Long-term deferred revenue	77,628	74,041
Other long-term obligations	171,014	170,407
Long-term operating lease liabilities	26,742	33,259
Long-term debt, net	1,538,315	1,543,406
Total liabilities	2,684,258	2,753,134
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 144,426,873 and 144,829,938 shares issued and outstanding	1,444	1,448
Additional paid-in capital	6,260,095	6,262,083
Accumulated other comprehensive loss	(40,192)	(37,767)
Accumulated deficit	(3,330,475)	(3,377,403)
Total stockholders’ equity	2,890,872	2,848,361
Total liabilities and stockholders’ equity	$5,575,130	$5,601,495

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Nine Months Ended
	July 27,	July 29,
	2024	2023
Cash flows provided by (used in) operating activities:
Net income	$46,928	$163,628
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	68,997	69,213
Share-based compensation expense	115,433	95,405
Amortization of intangible assets	30,675	36,274
Deferred taxes	(19,909)	(64,005)
Provision for inventory excess and obsolescence	35,400	18,767
Provision for warranty	14,708	18,860
Gain on equity investments, net	—	(26,368)
Other	11,968	13,694
Changes in assets and liabilities:
Accounts receivable	92,421	(80,399)
Inventories	78,220	(262,345)
Prepaid expenses and other	(221,823)	72,062
Operating lease right-of-use assets	8,963	11,003
Accounts payable, accruals and other obligations	(112,352)	(133,880)
Deferred revenue	28,833	57,547
Short and long-term operating lease liabilities	(13,290)	(16,596)
Net cash provided by (used in) operating activities	165,172	(27,140)
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(53,098)	(83,422)
Purchases of investments	(197,303)	(119,240)
Proceeds from sales and maturities of investments	114,899	150,646
Settlement of foreign currency forward contracts, net	(362)	(3,272)
Purchase of equity investments	(21,682)	—
Acquisition of business, net of cash acquired	—	(230,048)
Net cash used in investing activities	(157,546)	(285,336)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of term loan, net	—	497,500
Payment of long term debt	(5,850)	(6,448)
Payment of debt issuance costs	(2,554)	(5,422)
Payment of finance lease obligations	(3,004)	(2,830)
Shares repurchased for tax withholdings on vesting of stock unit awards	(33,450)	(29,794)
Repurchases of common stock - repurchase program, net	(125,816)	(57,736)
Proceeds from issuance of common stock	34,292	31,276
Net cash provided by (used in) financing activities	(136,382)	426,546
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,499	9,501
Net increase (decrease) in cash, cash equivalents and restricted cash	(127,257)	123,571
Cash, cash equivalents and restricted cash at beginning of period	1,010,786	994,378
Cash, cash equivalents and restricted cash at end of period	$883,529	$1,117,949
Supplemental disclosure of cash flow information
Cash paid during the period for interest, net	$64,999	$56,709
Cash paid during the period for income taxes, net	$41,736	$68,058
Operating lease payments	$14,672	$18,038
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$35,316	$4,579
Repurchase of common stock in accrued liabilities from repurchase program, net	$1,762	$3,500
Operating right-of-use assets subject to lease liability	$5,326	$9,771
Gain on equity investments, net	$—	$26,368

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended
	July 27,	July 29,
	2024	2023
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$403,945	$448,941
Share-based compensation-products	1,660	1,118
Share-based compensation-services	3,122	2,687
Amortization of intangible assets	2,764	3,187
Total adjustments related to gross profit	7,546	6,992
Adjusted (non-GAAP) gross profit	$411,491	$455,933
Adjusted (non-GAAP) gross profit percentage	43.7%	42.7%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$377,202	$370,727
Share-based compensation-research and development	13,118	10,954
Share-based compensation-sales and marketing	10,315	8,770
Share-based compensation-general and administrative	9,257	9,377
Significant asset impairments and restructuring costs	1,361	4,174
Amortization of intangible assets	7,185	9,487
Acquisition and integration costs	—	59
Total adjustments related to operating expense	41,236	42,821
Adjusted (non-GAAP) operating expense	$335,966	$327,906

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$26,743	$78,214
Total adjustments related to gross profit	7,546	6,992
Total adjustments related to operating expense	41,236	42,821
Total adjustments related to income from operations	48,782	49,813
Adjusted (non-GAAP) income from operations	$75,525	$128,027
Adjusted (non-GAAP) operating margin percentage	8.0%	12.0%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$14,230	$29,733
Exclude GAAP provision for income taxes	2,125	34,608
Income before income taxes	16,355	64,341
Total adjustments related to income from operations	48,782	49,813
Loss on equity investment	—	87
Adjusted income before income taxes	65,137	114,241
Non-GAAP tax provision on adjusted income before income taxes	14,330	25,133
Adjusted (non-GAAP) net income	$50,807	$89,108

Weighted average basic common shares outstanding	144,394	149,690
Weighted average dilutive potential common shares outstanding [1]	145,361	149,977

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended
	July 27,	July 29,
	2024	2023

Net Income per Common Share
GAAP diluted net income per potential common share	$0.10	$0.20
Adjusted (non-GAAP) diluted net income per potential common share	$0.35	$0.59

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 1.0 million for the third quarter of fiscal 2024; and (ii) 0.3 million for the third quarter of fiscal 2023.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA
(in thousands) (unaudited)

	Quarter Ended
	July 27,	July 29,
	2024	2023
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$14,230	$29,733
Add: Interest expense	24,401	24,060
Less: Interest and other income, net	14,013	10,187
Add: Provision for income taxes	2,125	34,608
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	22,981	23,310
Add: Amortization of intangible assets	9,949	12,674
EBITDA	$59,673	$114,198
Add: Share-based compensation expense	37,472	32,906
Add: Significant asset impairments and restructuring costs	1,361	4,174
Add: Acquisition and integration costs	—	59
Adjusted EBITDA	$98,506	$151,337
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities, the redesign of business processes and restructuring certain real estate facilities.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over an expected useful life.
•Acquisition and integration costs - primarily consist of financial, legal and accounting advisors' costs and employment-related costs related to Ciena's acquisitions in fiscal 2023.
•Loss on equity investment - reflects changes in the carrying value of a certain equity investment due to triggering events.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 22.0% for both the fiscal third quarter 2024 and the fiscal third quarter 2023. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.